NEWS
RELEASE

Contact:                Diane Anderson
Vice President, General Counsel and Corporate Secretary
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS TO HOLD 2009 ANNUAL MEETING ON MAY 27, 2009

HOUSTON, TEXAS,  May 21, 2009 - Geokinetics Inc. (NYSE Amex: GOK) will hold its 2009 Annual Meeting of Stockholders on Wednesday, May 27, 2009, at 2:00 p.m. Central Daylight Time at the Hilton Westchase Hotel located at 9999 Westheimer Rd., Houston, TX  77042.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (NYSE Amex: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX